Exhibit 99.1

Heritage Announces Preliminary First Quarter 2019 Catastrophe Losses

Clearwater, FL – April 19, 2019: Heritage Insurance Holdings, Inc. (NYSE: HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, announced today that it expects approximately $10.2 million of net losses from a severe March 2019 hailstorm in Brevard County, Florida. In total, Heritage expects to incur approximately $15.4 million of net catastrophe losses in the first quarter of 2019.

As previously disclosed, Heritage reduced NBIC’s gross quota share reinsurance coverage to 8.0% at June 1, 2018 from 18.75% previously, which management expects to further shift the seasonality of retained northeastern US catastrophe losses to the first half of the year, particularly to the first quarter.

In addition, the Company expects to report approximately $228.6 million and $109.7 million of gross and net premiums earned, respectively, for the first quarter of 2019. A driver of first quarter 2019’s higher ceded premium ratio (relative to the fourth quarter of 2018) is the previously disclosed increase in NBIC’s net quota share reinsurance program from 49.5% to 52.0%, which was effective as of December 31, 2018.

Financial information, including material announcements about Heritage, is routinely posted on investors.heritagepci.com.

About Heritage

Heritage Insurance Holdings, Inc. is a super-regional property and casualty insurance holding company headquartered in Clearwater, Florida. Through its insurance subsidiaries and a large network of experienced agents, the Company writes over $900 million of gross personal and commercial residential premium across its multi-state footprint.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements relating to estimated losses associated with a severe March 2019 storm in Brevard County, Florida, total estimated net catastrophe losses expected in the first quarter of 2019, the Company’s expectations with respect to retained northeastern US catastrophe losses in the first half of 2019, and estimated gross and net premiums earned in the first quarter of 2019. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the risk that changes in net catastrophe losses or gross or net premiums earned in the first quarter of 2019 will be required as a result of the Company’s completion of its financial reporting closing process for the quarter and related financial review; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance and the collectability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; catastrophe losses; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 12, 2019. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Investor Contact:

Arash Soleimani, CFA, CPA

Executive Vice President

727.871.0206

Email: asoleimani@heritagepci.com